EXHIBIT 10.29

AMENDMENT NO. 3 TO
EMPLOYMENT AGREEMENT
This Amendment No. 3 to Employment Agreement is entered into this July 25, 2012 by Vistaprint USA, Incorporated (the “Company”) and Robert S. Keane (the “Employee”). The Company and the Employee previously entered into an Employment Agreement dated September 1, 2009, as amended (the “Agreement”), and now wish to amend the Agreement further to reflect the Employee’s compensation for the Company’s 2013 fiscal year.
The parties agree as follows:
1.Compensation and Benefits.
1.1    Salary. The Company shall pay the Employee, in accordance with the Company’s regular payroll practices, an annualized base salary of $124,691 (approximate, based on the 30-day trailing average currency exchange rate in effect at May 3, 2012) for the one-year period commencing on July 1, 2012.
1.2    FY 2013 Incentive Compensation. The Employee is entitled to receive the bonuses, incentive awards and equity compensation awards for the Company’s fiscal year 2013 described on Schedule A.
1.3    Withholding. All salary, bonus and other compensation payable to the Employee is subject to applicable withholding taxes.
2.    No Other Modification. Except as specifically modified by this Amendment, the Agreement remains unchanged and in full force and effect.
The parties have executed this Agreement as of the date set forth above.
VISTAPRINT USA, INCORPORATED
By:    /s/Lawrence A Gold

Title:	Senior Vice President, General Counsel, and Secretary
EMPLOYEE
/s/Robert S. Keane
Robert S. Keane

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SCHEDULE A

Incentive Compensation Payable by the Company for fiscal year 2013

Annual incentive, pursuant to the terms of the Employee’s award agreement under the Vistaprint Performance Incentive Plan for Covered Employees, with a target amount of $994,896* subject to the satisfaction of the performance criteria set forth in such award agreement.

Long-term equity incentive, pursuant to the terms of the Employee’s grant agreements under the Vistaprint 2011 Equity Incentive Plan:
Premium priced share option with Monte Carlo value of $21,580,700, covering four fiscal years of long-term incentive grants

* Approximate, based on the 30-day trailing average currency exchange rate in effect at May 3, 2012